Exhibit 10.1

Execution Copy

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September 14, 2020, by and between Albertsons Companies, Inc., a Delaware corporation (the “Company”), and Bart M. Schwartz, in his capacity as a court-appointed receiver (the “Receiver”), on behalf of Gabriel Assets, LLC and/or any of its related, affiliated or associated entities (collectively, the “Seller”).

WHEREAS, on September 14, 2020, Cerberus Iceberg LLC (“Iceberg”) redeemed all of the membership interests of Iceberg owned by the Seller and, in exchange, Iceberg distributed 6,837,970 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), reflecting the Seller’s pro rata indirect ownership of the Common Stock owned by Iceberg, to the Seller (the “Redemption”);

WHEREAS, the Shares were distributed by Iceberg to the Seller for no value prior to the Repurchase Transaction (as defined below) and Iceberg is not acting as an agent or advisor to the Seller;

WHEREAS, the Receiver is a court-appointed receiver and is causing the Seller to sell the Shares;

WHEREAS, the Company and the Seller propose to enter into a transaction (the “Repurchase Transaction”) whereby the Seller shall sell to the Company and the Company shall purchase from the Seller all of the Shares; and

WHEREAS, the Shares shall be sold by the Seller and purchased by the Company at the Per Share Purchase Price (as defined below).

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE

Section 1.1    Repurchase of Shares. The Seller shall sell to the Company and the Company shall purchase from the Seller all of the Shares, under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), at a price per share of $12.00 (the “Per Share Purchase Price”).

Section 1.2    Closing.

(a)    The closing (the “Closing”) of the Repurchase Transaction shall be held at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, on the date hereof or at such other time, date or place as the Seller and the Company may agree in writing (the “Closing Date”).

(b)    At the Closing, the Seller shall deliver or cause to be delivered the number of Shares sold by the Seller to the Company or to a third party as instructed by the Company and the Company agrees to pay to the Seller a dollar amount equal to the product of the Per Share Purchase Price and the number of Shares sold by the Seller (the “Purchase Price”) by wire transfer of immediately available funds to an account designated by the Seller.

Section 1.3    Tax Treatment. The Sellers and the Company intend that the Repurchase Transaction shall be treated, for U.S. federal (and applicable state and local) income tax purposes, as a distribution in exchange for the Shares governed by Section 302(a) of the Internal Revenue Code of 1986, as amended (the “Code”). No party shall take any position inconsistent with such treatment on any tax return (including any information return), in any proceeding before any governmental authority, in any report made for tax purposes, or otherwise, unless required to do so by a final “determination” (within the meaning of Section 1313(a) of the Code).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE RECEIVER

The Seller and the Receiver, with respect to the Receiver, solely with respect to Section 2.5 and Section 2.6, represent and warrant to the Company as follows:

Section 2.1    Organization; Authorization; No Conflict. (i) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with all requisite legal capacity, power and authority to execute, deliver and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by it and is the legal, valid and binding agreement of it, enforceable against it in accordance with the Agreement’s terms; (iii) the person signing on behalf of it has the authority to bind it; and (iv) its execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of its governing documents or any obligations by which it is bound, whether arising by contract, operation of law or otherwise.

Section 2.2    Solvency. The Seller and/or any of its related, affiliated or associated entities, individually and on a consolidated basis, are not, after giving effect to the Repurchase Transaction contemplated hereby, Insolvent (as defined below). For purposes of this Agreement, “Insolvent” means, with respect to any Person (as defined below), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

Section 2.3    Title to Shares. The Seller will have, immediately prior to the Closing, good and valid title to the Shares to be sold at the Closing Date by the Seller, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.

Section 2.4     Required Consents. Except as would not impair the ability of the Seller to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Seller of this Agreement, and for the sale and delivery of the Shares to be sold by the Seller hereunder, have been obtained; and the Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Seller hereunder.

Section 2.5    Information. The Seller and the Receiver have sought such accounting, legal and tax advice as they have considered necessary to make an informed decision with respect to the sale of the Shares. The Seller and the Receiver acknowledge and agree that neither the Company, Iceberg nor any affiliates of Iceberg has provided the Seller or the Receiver with any advice with respect to the Shares nor is such advice necessary or desired. Except for the representations of Iceberg set forth in that certain Redemption and Exchange Agreement, dated September 14, 2020, neither the Company, Iceberg nor any affiliates of Iceberg has made or makes any representation as to the Company or the Shares and Iceberg and any affiliates of Iceberg may have acquired non-public information with respect to the Company which such Seller and Receiver agree need not be provided to it. In connection with the sale of the Shares to the Company, neither the Company, Iceberg nor any affiliates of Iceberg have acted as a financial advisor or fiduciary to the Seller or the Receiver.

Section 2.6    Receivership. The Receiver is liquidating the assets of the Seller, which includes the Shares, pursuant to an order of the Supreme Court of the State of New York. The Repurchase Transaction is being conducted in connection with the liquidation of the assets of the Seller in accordance with such order. The Receiver has the authority to execute this Agreement on behalf of the Seller and this Agreement is binding on the Seller.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller and Receiver as follows:

Section 3.1    Organization; Authorization; No Conflict. (i) The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with all requisite legal capacity, power and authority to execute, deliver and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by it and is the legal, valid and binding agreement of it, enforceable against it in accordance with the Agreement’s terms; (iii) the person signing on behalf of it has the authority to bind it; and (iv) its execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions of its governing documents or any obligations by which it is bound, whether arising by contract, operation of law or otherwise.

Section 3.2     Solvency. The Company and/or any of its related, affiliated or associated entities, individually and on a consolidated basis, are not, after giving effect to the Repurchase Transaction contemplated hereby, Insolvent.

Section 3.3    Required Consents. Except as would not impair the ability of the Company to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement, have been obtained; and the Company has full right, power and authority to enter into this Agreement and to purchase the Shares to be purchased by the Company hereunder.

ARTICLE IV

CONDITIONS TO CLOSING

Section 4.1    Conditions to the Obligations of the Company. The obligations of the Company to purchase the Shares at the Closing are subject to the condition that (i) all representations and warranties and other statements of the Seller herein are, on the date hereof and at and as of the Closing Date, true and correct, (ii) the Seller shall have performed all of its obligations hereunder theretofore to be performed on or prior to the Closing, (iii) the transactions contemplated by the Redemption shall have been consummated and (iv) the Company shall have received the opinion of Reed Smith LLP, Receiver’s outside counsel, dated as of the Closing Date, in the form attached hereto as Exhibit A.

Section 4.2    Conditions to the Obligations of the Seller. The obligations of the Seller to sell the Shares at the Closing are subject to the condition that (i) all representations and warranties and other statements of the Company herein are, on the date hereof and at and as of the Closing Date, true and correct, (ii) the Company shall have performed all of its obligations hereunder theretofore to be performed on or prior to the Closing, (iii) the transactions contemplated by the Redemption shall have been consummated, (iv) the Company shall have delivered to Seller in cash an amount equal to the Purchase Price by wire transfer of immediately available funds and (v) the Seller shall have received the opinion of Schulte Roth & Zabel LLP, the Company’s outside counsel, dated as of the Closing Date, in the form attached hereto as Exhibit B.

ARTICLE V

MISCELLANEOUS

Section 5.1    Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

Section 5.2    Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 5.3    Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by such party (and by the Company, in the case of any waiver by the Seller). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 5.4    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 5.5    Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 5.6    No Third Party Beneficiaries. Other than with respect to Section 5.10 herein, no Person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any Person other than the parties hereto any rights, benefits or remedies.

Section 5.7    Broker; Fees and Expenses. No broker, finder or other financial consultant has acted on behalf of the Company in connection with this Agreement or the Repurchase Transaction contemplated by this Agreement. The Company shall indemnify and hold the Seller harmless from any brokers, finders or other consultants fees or commissions incurred or accrued by the Company in connection with this Agreement or the Repurchase Transaction contemplated by this Agreement. Other than Houlihan Lokey, Inc. (“Houlihan”), no other broker, finder or other financial consultant has acted on behalf of the Seller in connection with this Agreement or the Repurchase Transaction contemplated by this Agreement. The Seller shall indemnify and hold the Company harmless from any brokers, finders or other consultants fees or commissions incurred or accrued by the Seller or the Receiver in connection with this Agreement or the Repurchase Transaction contemplated by this Agreement. Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and any other Repurchase Transaction document, including but not limited to, attorneys’ and accountants’ fees and expenses. For the avoidance of doubt, the Seller shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Company) relating to or arising out of the Repurchase Transaction contemplated hereby, including, without limitation, fees payable to Houlihan in connection with the sale of the Shares. For the avoidance of doubt, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Seller) relating to or arising out of the Repurchase Transaction contemplated hereby.

Section 5.8    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 5.9    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to Albertsons Companies, Inc., 250 Parkcenter Blvd., Boise, Idaho 83706, Attention: Juliette Pryor, Executive Vice President, General Counsel and Secretary, Email: juliette.pryor@albertsons.com. Notices to the Seller shall be given to Gabriel Assets, LLC, c/o Bart M. Schwartz, Guidepost Partners LLC, 1185 Avenue of the Americas, 17th Floor, New York, NY 10036.

Section 5.10    Indemnification.

(a) In consideration of the Company’s purchase of the Shares, the Seller shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, and employees and any of the foregoing persons’ agents or other representatives (collectively, the “Company-Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company-Indemnitee is a party to the action for which indemnification hereunder is sought), and including actual and reasonable attorneys’ fees and disbursements (the “Indemnified Company Liabilities”), incurred by any Company-Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Seller herein or any other certificate, instrument or document contemplated hereby, or (ii) any breach of any covenant, agreement or obligation of the Seller contained herein or any other certificate, instrument or document contemplated hereby or thereby in each case except to the extent that any such losses, costs, penalties, fees, liabilities, damages, or expenses that have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the breach by any misrepresentation or breach by the Company or by any Company-Indemnitee of any representation or warranty made by the Company or any Company-Indemnitee of any provision of this Agreement, or the gross negligence, bad faith or willful misconduct of the Company or any Company-Indemnitee. To the extent that the foregoing undertaking by the Seller may be unenforceable for any reason, the Seller shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Company Liabilities that is permissible under applicable law.

(b) In consideration of the Seller’s sale of the Shares, the Company shall defend, protect, indemnify and hold harmless the Seller and all of its managers, officers, directors, and employees and any of the foregoing persons’ agents or other representatives (collectively, the “Seller-Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Seller-Indemnitee is a party to the action for which indemnification hereunder is sought), and including actual and reasonable attorneys’ fees and disbursements (the “Indemnified Seller Liabilities”), incurred by any Seller-Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company herein or any other certificate, instrument or document contemplated hereby, or (ii) any breach of any covenant, agreement or obligation of the Company contained herein or any other certificate, instrument or document contemplated hereby or thereby in each case except to the extent that any such losses, costs, penalties, fees, liabilities, damages, or expenses that have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the breach by any misrepresentation or breach by the Seller or by any Seller-Indemnitee of any representation or warranty made by the Seller or any Seller-Indemnitee of any provision of this Agreement, or the gross negligence, bad faith or willful misconduct of the Seller or any Seller-Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Seller Liabilities that is permissible under applicable law.

Section 5.11    Governing Law; Consent to Jurisdiction; Jury Trial. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any claim, controversy or dispute arising under or related to this Agreement shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the City of New York and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any claim, controversy or dispute. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 5.12    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ALBERTSONS COMPANIES, INC.

By:	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Share Repurchase Agreement]

GABRIEL ASSETS, LLC

By:	/s/ Bart M. Schwartz
Name:	Bart M. Schwartz
Title:	Receiver

[Signature Page to Share Repurchase Agreement]

Exhibit A

Form of Reed Smith Opinion

Exhibit B

Form of Schulte Roth & Zabel Opinion